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$14 $9 $9 $8 $7 $4 $3 $2 ($59) ($58) 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20

$629 $618 $592 $592 $1,292 $1,265 $1,208 $1,228 $901 $66 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 45.4% 45.0% 44.7% 44.5% 42.1% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20

35.0% 35.1% 34.8% $113 33.3% $110 $112 $111 $4 $3 $5 $4 28.4% $81 $2 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 $109 $106 $108 $107 Net Interest Income $78 Net Interest Margin 29.0% 29.2% 29.1% 27.6% 21.5% $94 $97 $98 $95 $68 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 Interest Income Other Revenue 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20

$350 Allowance for Credit Losses 28.0% $140 Reserve Ratio $300 19.6% 23.0% $120 16.3% 18.0% $108 $250 12.3% 12.3% 12.2% $100 $206 13.0% $200 $80 $174 8.0% $146 $148 $151 $150 3.0% $60 $43 $43 $44 -2.0% $100 $40 $24 -7.0% $50 $20 -12.0% $0 $0 -17.0% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 Provision for Credit Losses 90+ calendar days past due 15-89 calendar days past due 20.9% 39.5% 15.1% 15.8% 13.7% 13.5% 13.8% 10.3% 8.5% 8.5% 9.0% 4.0% 25.8% 3.6% 3.8% 3.8% 4.9% 4.7% 5.2% 6.3% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20

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6.0% 5.5% 5.3% $150 $150 $15.0 4.8% 4.8% 4.6% 5.0% $29 $13.0 $109 4.0% $102 $78 $11.4 $11.3 $11.6 $97 $10.7 $11.0 $10.3 $50 3.0% $43 $41 $9.0 $121 2.0% $72 $7.0 1.0% $59 $59 $56 $5.0 0.0% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 Funding Cost Cost of Funds Rate Cash Restricted Cash $1,600 35% 4.6x 6.0x Equity $1,400 $500 Equity/Assets30% 2.9x 3.0x 4.0x 27% 26% 2.5x 2.6x 24% $1,200 23% 25% $1,049 2.0x $400 $1,000 $923 $105 $333 $333 17% 20% $1,296 0.0x $1,228 $40 $311 $20 15% $800 $20 $300 $225 $350 $686 -2.0x $225 $350 $227 $226 10% $600 $87 -4.0x $200 $261 5% $400 -6.0x $633 0% $604 $533 $594 $100 $200 $337 -8.0x -5% $0 -10.0x $0 -10% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 Warehouse Securitization Corporate Debt Debt to Equity

• • • • • •

• 47% 46% 49% 46% 49% $54 $52 $52 $51 $17 $16 $16 $16 $40 Noteworthy $3 • Items $7 $6 $7 $7 $11 $5 $17 $18 $16 $16 $15 • $13 $12 $13 $12 $5 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 S&M T&A P&S G&A

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Quarter Ended Year To Date

Quarter Ended Year To Date

Quarter Ended Year To Date

Quarter Ended Year To Date